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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Form 11-K of our report dated June 23, 2000 included in this Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                                          /s/ARTHUR ANDERSEN LLP

Philadelphia, Pa.
June 29, 2000